SCHEDULE A
                          AMENDED AS OF JUNE 23, 2017
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                          DATED FEBRUARY 6TH, 2017 BETWEEN
                      THE ADVISORS' INNER CIRCLE FUND III
                                      AND
                     BNP PARIBAS ASSET MANAGEMENT USA, INC.
                  (F/K/A FISCHER FRANCIS TREES & WATTS, INC.)

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund in accordance the following fee schedule:

--------------------------------------------------------------------------------
FUND                                                                     RATE
--------------------------------------------------------------------------------
BNP Paribas AM Absolute Return Fixed Income Fund                         0.35%
--------------------------------------------------------------------------------
BNP Paribas AM Global Inflation-Linked Bond Fund                         0.25%
--------------------------------------------------------------------------------
BNP Paribas AM Emerging Markets Equity Fund                              0.75%
--------------------------------------------------------------------------------
BNP Paribas AM MBS Fund                                                  0.30%
--------------------------------------------------------------------------------
BNP Paribas AM U.S. Small Cap Equity Fund                                0.75%
--------------------------------------------------------------------------------
BNP Paribas AM Emerging Markets Total Return Fixed Income Fund           0.50%
--------------------------------------------------------------------------------
BNP Paribas AM U.S. Inflation-Linked Bond Fund                           0.25%
--------------------------------------------------------------------------------

                         THE ADVISORS' INNER CIRCLE FUND III

                         By: /s/ Michael Beattie
                             -------------------------
                                 Name: Michael Beattie
                                 Title: President



                        BNP PARIBAS ASSET MANAGEMENT USA, INC.

                         By: /s/ Daniel Klein
                             ----------------------------------
                                 Name: Daniel Klein
                                 Title: Chief Executive Officer



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